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                                                                EXHIBIT 10(d)(2)

                         AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------


     AMENDMENT, dated as of December 9, 1998, between CASE CORPORATION, a Delaware corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a Delaware corporation (the "Rights Agent"), to the Rights Agreement, dated as of December 8, 1995 (the "Rights Agreement").

     WHEREAS, the Company wishes to exercise its right to amend the Rights Agreement pursuant to Section 27 thereof.

     Accordingly, the parties hereby agree as follows:

     1. Definitions. Each capitalized term defined in the Rights Agreement shall have the same meaning in this Amendment as in the Rights Agreement, unless otherwise provided herein.

     2. Amendment. The last sentence of the definition of "Acquiring Person" in Section 1(a) is amended to read in its entirety as follows:

          "Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

     3. Rights Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

     4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of Delaware applicable to contracts made and to be performed entirely within such State.

     5. Counterparts. This Amendment may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to an original, and all such counterparts shall together constitute but one and the same instrument.
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     6.   Descriptive Headings.  Descriptive headings of the Sections of this
Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


ATTEST:                                    CASE CORPORATION


____________________________________       _____________________________________
Name: Richard S. Brennan                   Name: Jean-Pierre Rosso
Title: General Counsel and Secretary       Title: Chairman and Chief Executive
                                                  Officer


ATTEST:                                    FIRST CHICAGO TRUST COMPANY OF
                                           NEW YORK


_________________________________          _________________________________
Name: ___________________________          Name: ___________________________
Title: __________________________          Title: __________________________